As filed with the Securities and Exchange Commission on December 3, 2013
Registration No. 333-192393

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________

Amendment No. 1
To
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________________________________________________

GLOBAL GEOPHYSICAL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1382	05-0574281
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)
____________________________________________________________________

13927 South Gessner Road
Missouri City, Texas 77489
Telephone: (713) 972-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________________________________________________

P. Mathew Verghese
Senior Vice President and Chief Financial Officer
13927 South Gessner Road
Missouri City, Texas 77489
Telephone: (713) 808-7321
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________________________________________________

Copies to:
James E. Brasher Senior Vice President and General Counsel Global Geophysical Services, Inc. 13927 South Gessner Road Missouri City, Texas 77489 (713) 808-7310 (713) 808-7810 (facsimile)	Joe S. Poff Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, TX 77002 (713) 229-1410 (713) 229-7710 (facsimile)
____________________________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐                                                                           Accelerated filer ☒
Non-accelerated filer ☐                                                                           Smaller reporting company ☐

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form S-3 (File No. 333-192393) of Global Geophysical Services, Inc. is being filed solely to amend Item 16 of Part II thereof and to file exhibit 5.1 thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

The estimated expenses payable by us in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows:

Securities and Exchange Commission registration fee	$38,640
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Depositary and transfer agent fees	*
Miscellaneous	*
Total	*

*  Other than the SEC registration fee, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of our expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the DGCL, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.

Certificate of Incorporation

As permitted by Section 102(b)(7) of the DGCL, Article IX of our certificate of incorporation contains a provision to limit the personal liability of our directors for violations of their fiduciary duty. Article VIII provides that any director, officer, incorporator, employee, or agent of our corporation, (or persons serving at our request as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) shall be entitled to be indemnified by us, and we are authorized to indemnify such person or persons, to the fullest extent permitted by law, including without limitation, against expenses (including counsel fees and disbursements), judgments, fines, excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such person. The indemnification shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted in our bylaws, by any agreement, by vote of stockholders, by resolution of our disinterested directors, by provisions of law or otherwise.

Bylaws

Article 6 of our bylaws, effective as of April 27, 2010, also provides for indemnification of current or former directors, officers, employees and agents, or any person who served or is serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by Section 145 of the DGCL. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.  Indemnification rights shall inure to the benefit of the heirs, executors and administrators of such indemnified person.

Indemnification Agreements

We have entered into Indemnification Agreements with certain of our directors, whereby we agree to indemnify the director to the fullest extent permitted by law, if the director was, is or becomes a party to, a witness to, or other participant in or threatened to be made a participant of a suit, proceeding, hearing or such whether civil, criminal, administrative, or investigative. The Indemnification Agreement shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

We maintain directors’ and officers’ liability and corporation reimbursement insurance for our benefit and the benefit of our directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and our bylaws.

Item 16.  Exhibits.*

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description of Exhibit

4.1**	Form of Specimen Common Stock Certificate of Global Geophysical Services, Inc.(1)
5.1	Opinion of Baker Botts L.L.P.
12.1**	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
23.1**	Consent of UHY LLP, Independent Registered Public Accounting Firm
23.2	Consent of Baker Botts L.L.P. (included in opinion filed as Exhibit 5.1 herewith)
24.1**	Power of Attorney (included on the signature page of this Registration Statement)

* We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred stock, warrants or depositary shares, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby or (iv) any required opinion of counsel to us as to certain tax matters relative to the securities offered hereby.

** Previously filed.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of  prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Missouri City, Texas on December 3, 2013.

Global Geophysical Services, Inc.

By:           /s/ Richard C. White
Richard C. White
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 3, 2013.

Signature	Title
/s/ Richard C. White	President and Director (Chief Executive Officer and Principal Executive Officer)
Richard C. White
/s/ P. Mathew Verghese	Senior Vice President (Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer)
P. Mathew Verghese
*	Director
Damir S. Skerl
*	Director
Michael C. Forrest
*	Director
George E. Matelich
*	Director
Stanley de Jongh Osborne
*	Director
Karl F. Kurz
*	Director
Michael S. Bahorich
*	Director
Joseph P. McCoy

*By:	/s/ Richard C. White
Richard C. White Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Missouri City, Texas on December 3, 2013.

Global Geophysical Services, Inc.

By:           /s/ Richard C. White
Richard C. White
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 3, 2013.

Signature	Title
/s/ Richard C. White	President and Director (Chief Executive Officer and Principal Executive Officer)
Richard C. White
/s/ P. Mathew Verghese	Senior Vice President (Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer)
P. Mathew Verghese
/s/ James E. Brasher	Senior Vice President and General Counsel
James E. Brasher

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Global Geophysical Services, Inc.

Exhibit Index

The following is a list of exhibits filed as a part of this registration statement.

Exhibit Number	Description of Exhibit

4.1**	Form of Specimen Common Stock Certificate of Global Geophysical Services, Inc.(1)
5.1	Opinion of Baker Botts L.L.P.
12.1**	Statement Regarding the Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
23.1**	Consent of UHY LLP, Independent Registered Public Accounting Firm
23.2	Consent of Baker Botts L.L.P. (included in opinion filed as Exhibit 5.1 herewith)
24.1**	Power of Attorney (included on the signature page of this Registration Statement)

* We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred stock, warrants or depositary shares, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby or (iv) any required opinion of counsel to us as to certain tax matters relative to the securities offered hereby.

** Previously filed.

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